Exhibit 10.2

Original Issue Date: August 30, 2021	$

8.0% SECURED CONVERTIBLE NOTE

DUE August 30, 2023

THIS 8.0% SECURED CONVERTIBLE NOTE is duly authorized and validly issued by Amergent Hospitality Group, Inc., a Delaware corporation (the “Company”), having its principal place of business at 7621 Little Ave, Suite 414, Charlotte, NC 28226 (this “Note”).

FOR VALUE RECEIVED, the Company promises to pay to the order of PizzaRev Acquisition LLC or its registered assigns (the “Holder”) the principal sum of One Million Dollars ($1,000,000.00) on August 30, 2023 (the “Maturity Date”) and to pay interest to the Holder on the aggregate then outstanding principal amount of this Note in accordance with the provisions hereof. This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Alternate Consideration” shall have the meaning set forth in Section 6(b).

“Bankruptcy Event” means any of the following events: (a) the Company commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company, (b) there is commenced against the Company any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company makes a general assignment for the benefit of creditors, (f) the Company calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) the Company admits in writing that it is generally unable to pay its debts as they become due, (h) the Company, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of Illinois are authorized or required by law or other governmental action to close.

“Collateral” means the collateral identified in the Loan Documents.

“Common Stock” means the common stock of the Company.

“Common Stock Equivalent” means any securities of the Company entitling the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Security Agreement” means the Security Agreement between the Company and Holder of even date herewith.

“Company UCC-1 Financing Statement” means the UCC-1 financing statement executed by the Company in connection with the execution of the Company Security Agreement.

“Conversion Price” means the VWAP for the Common Stock on the 30 Trading Days immediately prior to delivery of the Conversion Notice, less a discount of 15%; provided, however, that the Conversion Price shall not be lower than $0.50 per share (the “Floor”) nor more than $2.00 per share (the “Cap”).

“Escrow Agreement” means the Escrow Agreement by and among the Company, Holder, Holdings, Pie Squared, and D’Andrea & Associates, Ltd.

“Event of Default” shall have the meaning set forth in Section 7(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Franchising” means PizzaRev Franchising, LLC, a [Delaware] limited liability company.

“Franchising Guaranty” means the Guaranty executed by Franchising in favor of Holder of even date herewith.

“Franchising Security Agreement” means the Security Agreement between Franchising and Holder of even date herewith.

“Franchising UCC-1 Financing Statement” means the UCC-1 financing statement executed by Franchising in connection with the execution of the Franchising Security Agreement.

“Fundamental Transaction” shall have the meaning set forth in Section 4.

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“Holdings” means Pie Squared Holdings, LLC, a Delaware limited liability company.

“Holdings Guaranty” means the Guaranty executed by Holdings in favor of Holder of even date herewith.

“Holdings Security Agreement” means the Security Agreement between Holdings and Holder of even date herewith.

“Holdings UCC-1 Financing Statement” means the UCC-1 financing statement executed by Holdings in connection with the execution of the Holdings Security Agreement.

“Illinois Courts” shall have the meaning set forth in Section 8(d).

“Interest Payment Date” shall have the meaning set forth in Section 2(a).

“IP” means PizzaRev IP Holdings, LLC, a [Delaware] limited liability company.

“IP Guaranty” means the Guaranty executed by IP in favor of Holder of even date herewith.

“IP Security Agreement” means the Security Agreement between IP and Holder of even date herewith.

“IP UCC-1 Financing Statement” means the UCC-1 financing statement executed by IP in connection with the execution of the IP Security Agreement.

“Loan Documents” means (i) this Note, (ii) the Company Security Agreement, (iii) the Company UCC-1 Financing Statement, (iv) the Holdings Guaranty, (v) the Holdings Security Agreement, (vi) the Holdings UCC-1 Financing Statement, (vii) the Pie Squared Guaranty, (viii) the Pie Squared Security Agreement, (ix) the Pie Squared UCC-1 Financing Statement, (x) the Franchising Guaranty, (xi) the Franchising Security Agreement, (xii) the Franchising UCC-1 Financing Statement, (xiii) the IP Guaranty, (xiv) the IP Security Agreement, and (xv) the IP UCC-1 Financing Statement.

“Note Register” shall have the meaning set forth in Section 2(b).

“Notice of Conversion” means a notice in the form of Attachment A.

“Original Issue Date” means the date of the first issuance of the Note.

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“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pie Squared” means Pie Squared Pizza, LLC, a California limited liability company.

“Pie Squared Guaranty” means the Guaranty executed by Pie Squared in favor of Holder of even date herewith.

“Pie Squared Security Agreement” means the Security Agreement between Pie Squared and Holder of even date herewith.

“Pie Squared UCC-1 Financing Statement” means the UCC-1 financing statement executed by Pie Squared in connection with the execution of the Pie Squared Security Agreement.

“Purchase Agreement” means the Unit Purchase Agreement by and among Pie Squared Investment, LLC, the Holder, and the Company of even date herewith.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Successor Entity” shall have the meaning set forth in Section 4.

“Trading Day” means a day on which the principal market or exchange, on which the Common Stock is listed or quoted for trading, is open (e.g., the Nasdaq Capital Market, the NYSE AMEX Equities Exchange, the New York Stock Exchange, the OTC Bulletin Board, OTCQX, OTCQB or the Pink Sheets as operated by OTC Markets Group, Inc., etc.).

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

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Section 2. Interest.

a) Payment of Interest in Cash. The Company shall pay interest to the Holder on the aggregate then outstanding principal amount of this Note in cash at the rate of 8.0% per annum, payable quarterly in arrears (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day).

b) Interest Calculations. Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”).

c) Payments of Principal. The Company shall pay $500,000 in principal on this Note on the one-year anniversary of the Original Issuance Date and the remainder of the principal on this Note shall be due on the Maturity Date.

d) Prepayment. Except as otherwise set forth in this Note, the Company may not prepay any portion of the principal amount of this Note without the prior written consent of the Holder.

Section 3. Registration of Transfers and Exchanges.

a) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, and neither the Company nor any such agent shall be affected by notice to the contrary.

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Section 4. Fundamental Transaction. If, at any time while this Note is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, the Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Note in accordance with the provisions of this Section 4 pursuant to written agreements prior to such Fundamental Transaction and shall deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Loan Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note, the Purchase Agreement, the Escrow Agreement and the other Loan Documents with the same effect as if such Successor Entity had been named as the Company herein and therein.

Section 5. Conversion.

a) Conversion of Outstanding Balance. Beginning on the Original Issue Date and until this Note is no longer outstanding, this Note shall be convertible, in whole or in part, into fully paid and nonassessable shares of Common Stock (“Conversion Shares”) at the option of the Holder, upon delivery of a Notice of Conversion to the Company, at the Conversion Price. The number of Conversion Shares into which the Note may be converted shall be determined by dividing the aggregate principal amount together with all accrued interest to the date of conversion by the Conversion Price.

b) Conversions. The Holder shall effect any conversions under this section by delivering to the Company a fully completed Notice of Conversion. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding amount of this Note in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the amount(s) converted and the date of such conversion(s). The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted amount of this Note may be less than the amount stated on the face hereof.

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c) Mechanics of Conversion.

i. Delivery of Conversion Shares Upon Conversion. Certificates for the Conversion Shares purchased hereunder shall be transmitted by the Transfer Agent to the Holder and registered in the Company’s share register in the name of the Holder or its designee, for the number of Conversion Shares to which the Holder is entitled pursuant to such conversion to the address specified by the Holder in the Notice of Conversion. Upon delivery of the Notice of Conversion, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Conversion Shares with respect to which this Note has been converted, irrespective of the date of delivery of the Conversion Shares.

ii. Conversion Limitations. The Company shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, pursuant to Section 5 or otherwise, to the extent that after giving effect to such issuance after conversion as set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates, such other Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder, its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, unconverted portion of this Note beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 5(c)(ii), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 5(c)(ii), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally or in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 5(c)(ii) and the provisions of this Section 5(c)(ii) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 5(c)(ii) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

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iii. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

Section 6. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of this Note), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Floor and the Cap shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 6(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

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b) Fundamental Transaction. If, at any time while this Note is outstanding, a Fundamental Transaction occurs, then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. The Company shall cause any Successor Entity to assume in writing all of the obligations of the Company under this Note, the Purchase Agreement, the Escrow Agreement, and the other Loan Documents in accordance with the provisions of this Section 6(b) pursuant to written agreements prior to such Fundamental Transaction and shall deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Note prior to such Fundamental Transaction, and with an conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction). Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Loan Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Loan Documents with the same effect as if such Successor Entity had been named as the Company herein.

Section 7. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

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i. any default in the payment of (A) the principal amount of the Note or (B) interest, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise) which default is not cured within 3 Trading Days;

ii. the Company, Pie Squared or Holdings shall fail to observe or perform any other covenant or agreement contained in the Purchase Agreement, the Escrow Agreement, the Note or in any Loan Document, which failure is not cured, if possible to cure, within the earlier to occur of (A) 5 Trading Days after notice of such failure sent by the Holder to the Company and (B) 10 Trading Days after the Company has become or should have become aware of such failure;

iii. a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under any of the Loan Documents; or

iv. the Company shall be subject to a Bankruptcy Event.

Notwithstanding anything set forth herein to the contrary, an Event of Default is neither triggered nor accrues unless and until the Company receives notice from the Holder declaring an Event of Default.

b) Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Note, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 7(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 8. Miscellaneous

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, shall be in writing and delivered personally, by facsimile, by email, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number, email address, or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 8(a).

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b) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Loan Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the Chicago, Illinois (the “Illinois Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Illinois Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Loan Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Illinois Courts, or such Illinois Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

h) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

i) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

k) No Rights as Stockholder Until Conversion. This Note does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the conversion hereof.

*********************

(Signature Pages Follow)

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

COMPANY:

AMERGENT HOSPITALITY GROUP, INC.

By:
Michael D. Pruitt, Chief Executive Officer

[Signature Page to Note]

ATTACHMENT A

NOTICE OF CONVERSION

The undersigned hereby elects to convert amounts outstanding under the 8% Nonrecourse Secured Convertible Note of Amergent Hospitality Group, Inc., a Delaware corporation (the “Company”), into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holders for any conversion, except for such transfer taxes, if any.

Date to Effect Conversion:
(if no date is set, conversion date shall be the date this notice is received)

Amount of Note to be Converted: $

Signature:
Name:
Address:

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